Sysco 2Q17 Earnings Results February 6, 2017 Exhibit 99.2

Forward-Looking Statements Statements made in this presentation or in our earnings call for the second quarter of fiscal 2017 that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include our outlook for fiscal 2017 and our ability to deliver earnings growth, our plans and expectations related to our three-year financial objectives, including our adjusted operating income and net working capital targets, and the key levers for realizing these goals, expectations regarding the Brakes Group acquisition and related benefits, including its impact on future earnings per share, and expectations regarding deflation trends. The success of our plans and expectations regarding our operating performance, including expectations regarding our three-year financial objectives, are subject to the general risks associated with our business, including the risks of interruption of supplies due to lack of long-term contracts, severe weather, crop conditions, work stoppages, intense competition, technology disruptions, dependence on large regional and national customers, inflation risks, the impact of fuel prices, adverse publicity, and labor issues. Risks and uncertainties also include risks impacting the economy generally, including the risks that the current general economic conditions will deteriorate, or consumer confidence in the economy or consumer spending, particularly on food-away-from-home, may decline. Market conditions may not improve. If sales from our locally managed customers do not grow at the same rate as sales from regional and national customers, our gross margins may decline. Our ability to meet our long-term strategic objectives depends largely on the success of our various business initiatives, including efforts related to revenue management, expense management, our digital e-commerce strategy and any efforts related to restructuring or the reduction of administrative costs. There are various risks related to these efforts, including the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; the risk that the actual costs of any initiatives may be greater or less than currently expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our plans related to and the timing of any initiatives are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to realize the anticipated benefits from our efforts, we could become cost disadvantaged in the marketplace, and our competitiveness and our profitability could decrease. Periods of high inflation, either overall or in certain product categories, can have a negative impact on us and our customers, as high food costs can reduce consumer spending in the food-away-from-home market, and may negatively impact our sales, gross profit, operating income and earnings, and periods of deflation can be difficult to manage effectively. Fluctuations in inflation and deflation, as well as fluctuations in the value of foreign currencies, are beyond our control and subject to broader market forces. Expanding into international markets presents unique challenges and risks, including compliance with local laws, regulations and customs and the impact of local political and economic conditions, including the impact of Brexit, and such expansion efforts, including our Brakes acquisition, may not be successful. Any business that we acquire, including the Brakes transaction, may not perform as expected, and we may not realize the anticipated benefits of our acquisitions. The Brakes Group acquisition will require a significant commitment of time and company resources, and realizing the anticipated benefits from the transaction may take longer than expected. Expectations regarding the financial statement impact of any acquisitions may change based on management’s subjective evaluation. For a discussion of additional factors impacting Sysco’s business, see the company’s Annual Report on Form 10-K for the year ended July 2, 2016, as filed with the Securities and Exchange Commission, and the company’s subsequent filings with the SEC. Sysco does not undertake to update its forward-looking statements, except as required by applicable law. Sysco 2Q17 Earnings Results 02.06.17

Bill DeLaney CEO

2nd Fiscal Quarter Results Quality quarter and solid first half of the year Disciplined volume growth Sound margin and expense management Contributions from Brakes Focus on improving customers’ experience and increasing productivity in all areas Sysco 2Q17 Earnings Results 02.06.17

Industry & Economic Trends Remain Uneven 98.7 Average Sysco 2Q17 Earnings Results 02.06.17

Raising Three-Year Target To $600-$650 Million1 Sysco 2Q17 Earnings Results 02.06.17 Progress at the halfway point New Target through FY18 1 See Non-GAAP reconciliations at the end of this presentation. +$600-650M Adjusted Operating Income +$350 million 1 Accelerate local case growth Achieve gross profit growth Limit expense growth

Tom Bené President & COO

Operating Performance Achieved By Continued Strong Execution On The Key Levers Of Our Three-Year Plan Sysco 2Q17 Earnings Results 02.06.17 To Be Our Customers’ Most Valued and Trusted Business Partner LEVERAGE Supply Chain Costs REDUCE Administrative Costs People Technology Enablers: Corporate Social Responsibility Achieve Financial Objectives GROW Gross Profit Accelerate Local Case Growth Improve Margins

Product Innovation Cutting Edge Solutions Menu Planning Business Review E-Commerce + Mobile U.S. Foodservice Segment Is Focused On Delivering Disciplined Case Growth By Providing Value To Our Local Customers Sysco 2Q17 Earnings Results 02.06.17 Disciplined Case Growth

Leveraging Core Processes Within Category Management And Revenue Management Continues To Enable Solid Gross Profit Growth Sysco 2Q17 Earnings Results 02.06.17 Gross Profit Growth Category Management Sysco Brand Revenue Management

Solid Expense Management Led To A $0.02 Improvement In Cost Per Case1 Sysco 2Q17 Earnings Results 02.06.17 t OPCO Productivity Standardize best practices in transportation and warehousing to improve quality, cost and safety t Fleet Excellence Right size fleet and optimize preventive maintenance and shop execution t Indirect Sourcing Strategically source $1B of indirect spend and increase purchasing compliance t Facilities Optimization Use best-in-class capacity planning to defer capital. Standardize maintenance, construction and real estate 1 See Non-GAAP reconciliations at the end of this presentation.

International Foodservice Operations Performing Well 1 See Non-GAAP reconciliations at the end of this presentation. International Foodservice Operations1 Sales increased $1.3 billion Adjusted Operating Income improved $68 million Brakes U.K. – Progress in supply chain management France – Steady growth, solid topline and balanced approach to cost Sweden – Continues to be an area of strength Canada – Effectively managing deflation and soft market environment Sysco 2Q17 Earnings Results 02.06.17

Joel Grade CFO

2Q17 Financial Highlights (Including Brakes) Adjusted1 Reported $MM, except per share data 2Q17 YOY % Change 2Q17 YOY % Change Sales $13,457 10.7% $13,457 10.7% Gross Profit $2,572 19.2% $2,572 19.2% Operating Expense $2,014 17.1% $2,079 20.6% Operating Income $558 27.7% $492 13.8% Net Earnings $319 15.8% $275 1.0% Diluted EPS $0.58 20.8% $0.50 4.2% 1 See Non-GAAP reconciliations at the end of this presentation. Sysco 2Q17 Earnings Results 02.06.17

YTD17 Financial Highlights (Including Brakes) Adjusted1 Reported $MM, except per share data YTD17 YOY % Change YTD17 YOY % Change Sales $27,426 11.0% $27,426 11.0% Gross Profit $5,264 19.8% $5,264 19.8% Operating Expense $4,079 18.2% $4,205 21.2% Operating Income $1,185 25.6% $1,059 14.4% Net Earnings $695 18.4% $599 15.9% Diluted EPS $1.25 25.0% $1.08 22.7% 1 See Non-GAAP reconciliations at the end of this presentation. Sysco 2Q17 Earnings Results 02.06.17

Strong Operating Performance Gross Profit growth continues to outpace OPEX growth Performance is driven by key initiatives and strong management of expenses 1 See Non-GAAP reconciliations at the end of this presentation. Sysco 2Q17 Earnings Results 02.06.17

Cash Flow & Balance Sheet1 Cash flow Cash from operations was $605 million, up approximately $136 million from last year Free Cash Flow: $331 million, up approximately $99 million from last year Net CAPEX: $274 million Balance sheet Net working capital days – improvement by approximately 2.5 days vs. FY15 Driven by improvements in all three phases: AP, AR and Inventory 1 See Non-GAAP reconciliations at the end of this presentation. Sysco 2Q17 Earnings Results 02.06.17

Brakes Update and Summary Brakes1 Brakes accretion was approximately $0.07 for the second quarter; $0.11 for the first half of FY17 Expect Brakes to be modestly dilutive to EPS in the third quarter, and modestly accretive in the fourth quarter Quality quarter reflecting continued momentum from improved underlying business performance Disciplined approach to case growth Good GP growth Strong cost management Sysco 2Q17 Earnings Results 02.06.17 Increased three-year plan operating income target to $600-$650M 1 See Non-GAAP reconciliations at the end of this presentation.

Non-GAAP Reconciliations

Operating Income Growth Sysco 2Q17 Earnings Results 02.06.17

Qualitative Reconciliation For The Raise To $600-$650M Sysco 2Q17 Earnings Results 02.06.17

Segment Reporting Structure Sysco 2Q17 Earnings Results 02.06.17

Segment Reporting Structure Sysco 2Q17 Earnings Results 02.06.17

Cost Per Case Sysco 2Q17 Earnings Results 02.06.17

Impact Of Certain Items Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items Sysco’s results of operations are impacted by restructuring costs consisting of (1) severance charges, (2) professional fees related to our three-year strategic plan, (3) restructuring expenses within our Brakes Group operations and (4) expenses associated with our revised business technology strategy announced in fiscal 2016, as a result of which we recorded accelerated depreciation on our existing system and incurred costs to convert to legacy systems. Our results of operations are also impacted by the following acquisition-related items: (1) intangible amortization expense (2) transaction costs and (3) integration costs. All acquisition-related costs in fiscal 2017 that have been excluded relate to the Brakes acquisition. Fiscal 2016 acquisition-related costs, however, include (i) termination costs in connection with the merger that had been proposed with US Foods, Inc. (US Foods) and (ii) financing costs related to the senior notes that were issued in fiscal 2015 to fund the proposed US Foods merger. These senior notes were redeemed in the first quarter of fiscal 2016, triggering a redemption loss of $86.5 million, and we incurred interest on these notes through the redemption date.  The Brakes acquisition also resulted in non-recurring tax expense in fiscal 2017, primarily from non-deductible transaction costs. These fiscal 2017 and fiscal 2016 items are collectively referred to as "Certain Items.“ Management believes that adjusting its operating expenses, operating income, operating margin as a percentage of sales, interest expense, net earnings and diluted earnings per share to remove these Certain Items provides an important perspective with respect to our underlying business trends and results and provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company's underlying operations and facilitates comparisons on a year-over-year basis and (2) removes those items that are difficult to predict and are often unanticipated, and which as a result, are difficult to include in analysts' financial models and our investors' expectations with any degree of specificity. Although Sysco has a history of growth through acquisitions, the Brakes Group is significantly larger than the companies historically acquired by Sysco, with a proportionately greater impact on Sysco’s consolidated financial statements. Accordingly, Sysco is excluding from its non-GAAP financial measures for the relevant period solely those acquisition costs specific to the Acquisition. We believe this approach significantly enhances the comparability of Sysco’s results for the second quarter and first 26 weeks of fiscal 2017 to the same period in fiscal 2016. Also, given the significance of the Acquisition, management believes that presenting Sysco’s financial measures, excluding the Brakes Group operating results (including for this purpose Brakes financing costs, which are not included in the Brakes Group GAAP operating results and are also not Certain Items), enhances comparability of the period over period financial performance of Sysco’s legacy business and allows investors to more effectively measure Sysco’s progress against the financial goals under Sysco’s three year strategic plan. Set forth below is a reconciliation of sales, operating expenses, operating income, interest expense, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not add to the total presented due to rounding.  Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding. Sysco 2Q17 Earnings Results 02.06.17

Impact Of Certain Items – 2Q17 Sysco 2Q17 Earnings Results 02.06.17

Impact Of Certain Items – 2Q17 (Continued) Sysco 2Q17 Earnings Results 02.06.17

Impact Of Certain Items – YTD FY17 Sysco 2Q17 Earnings Results 02.06.17

Impact Of Certain Items – YTD FY17 (Continued) Sysco 2Q17 Earnings Results 02.06.17

Operating Performance Sysco 2Q17 Earnings Results 02.06.17

Operating Performance (Continued) Sysco 2Q17 Earnings Results 02.06.17

Operating Performance (Continued) Sysco 2Q17 Earnings Results 02.06.17

Operating Performance (Continued) Sysco 2Q17 Earnings Results 02.06.17

Free Cash Flow Sysco 2Q17 Earnings Results 02.06.17

Adjusted Brakes Accretion Sysco 2Q17 Earnings Results 02.06.17